UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2012

EASTERN AMERICAN NATURAL GAS TRUST

(Exact name of Registrant as specified in its charter)

Delaware	1-11748	36-7034603
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

The Bank of New York Mellon Trust Company, N.A., Trustee

Global Corporate Trust

919 Congress Avenue

Austin, Texas   78701

(Address of principal executive offices)

Registrant’s Telephone Number, including area code: (800) 852-1422

Not applicable

(Former name, former address and former fiscal year,

if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On October 24, 2012, the registrant (the “Trust”) entered into a Purchase and Sale Agreement, dated October 24, 2012 (the “Agreement”), with Softvest, LP, a Delaware limited partnership (“Softvest”).  Pursuant to the Agreement, the Trust will sell the Royalty NPI to Softvest at closing for $6.5 million, subject to reduction for changes in the price of natural gas prior to closing and  defects in title to the Royalty NPI, if any.

As previously disclosed, The Bank of New York Mellon Trust Company, N.A., as Trustee of the Trust (the “Trustee”) is required by the terms of the Amended and Restated Trust Agreement governing the Trust (the “Trust Agreement”) to cause the sale of the Royalty NPI. The Trustee engaged EnergyNet.com, Inc. (“EnergyNet”) to market the Royalty NPI and conduct an auction of the Royalty NPI.  Softvest was the winning bidder.  Pursuant to the terms of the Trust’s agreement with EnergyNet, the Trust will pay EnergyNet a fee equal to 4.0% of the first $2 million of the sales price, and an additional 2.0% of the amount of the sales price in excess of $2 million.

Pursuant to the Trust Agreement, the sponsor of the Trust, Energy Corporation of America (“ECA”) holds a right of first refusal to purchase the Royalty NPI on the same terms offered by Softvest. The Trust is required to reimburse Softvest for up to $25,000 of expenses if ECA exercises its right of first refusal.   The Trust expects to incur additional expenses in connection with the sale of the Royalty NPI.

Based on filings made by Softvest with the Securities and Exchange Commission, Softvest is the holder of approximately 5.95% of the Trust’s outstanding units of beneficial interest.

In 2007 an affiliate of Softvest purchased all or substantially all of the assets of Santa Fe Energy Trust, a trust created under the laws of the State of Texas that terminated in early 2008.  The Bank of New York Mellon Trust Company, N.A. also served as trustee of Santa Fe Energy Trust.

The description of the Agreement under this Item 1.01 is qualified in its entirety by reference to the Agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K and incorporated by reference in this Item 1.01.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

	10.1	Purchase and Sale Agreement with Softvest, LP, dated October 24, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Eastern American Natural Gas Trust

By: The Bank of New York Mellon Trust Company, N.A., as Trustee

By:	/s/ Sarah Newell
Name:	Sarah Newell
Title:	Vice President

Date: October 30, 2012

Exhibit Index

Exhibit Number	Description

10.1	Purchase and Sale Agreement with Softvest, LP, dated October 24, 2012.